Exhibit 77D
Changes to Certain of the Funds Investment Policies

During the six months ended March 31, 2006, certain of the Funds investment policies were changed as set forth below:

Old Mutual Analytic U.S. Long/Short Fund

Effective February 16, 2006, the prospectus for the Old Mutual Analytic Disciplined Equity Fund was amended to reflect the Funds name change to the Old
Mutual Analytic U.S. Long/Short Fund. The Funds investment policy was amended to reflect the following changes:

The Fund seeks to provide investors with above-average total returns. To pursue this goal, the Fund normally invests at least 80% of its net assets (plus any borrowings for investment purposes) in equity securities of companies whose securities are traded in U.S. markets.
While the Fund may invest in companies
of any size, it generally invests in
medium and large cap companies.  Equity
securities in which the Fund may invest
include common and preferred stocks.
The Fund may invest in long and short
positions of publicly traded equity
securities.  The Funds long and short
positions may include equity securities
of foreign issuers that are traded in
U.S. markets.  The Fund buys securities
long that Analytic, the Funds Sub-
Adviser, believes will outperform and
sells securities short that Analytic
believes will underperform. This is not a market neutral strategy.
The Fund generally takes long equity
positions equal to approximately 120% of the Funds equity assets excluding cash, and short equity positions equal to approximately 20% of the Funds equity assets at the time of investment, although the Funds long-short exposure will vary over time based on Analytics assessment of market conditions and other factors. The cash received from short sales may be used to invest in long equity positions. Analytic will normally maintain long and short positions such that the Funds net long equity exposure (i.e., the percentage of long equity positions minus the percentage of short equity positions) does not exceed 100% of the Funds net assets.

Old Mutual Barrow Hanley Value Fund

Effective February 16, 2006, the prospectus for the Old Mutual Clipper Focus Fund was amended to reflect the Funds name change to the Old Mutual Barrow
Hanley Value Fund. The Funds investment policy was amended to reflect the following changes:

The Fund, a non-diversified fund, seeks
to provide investors with long-term
capital growth.  To pursue this goal,
the Fund normally invests in equity
securities of large and mid-cap
companies with value characteristics.
Undervalued stocks are generally those
stocks that are out of favor with
investors and, in the opinion of Barrow
Hanley, the Funds sub-adviser, are
trading at prices that are below average at the time of purchase in relation to such measures as earnings and book value. These stocks often have above average dividend yields. Equity securities in which the Fund may invest include common and preferred stocks.

Old Mutual Cash Reserves Fund

Effective November 1, 2005, the prospectus for the PBHG Cash Reserves Fund was amended to reflect the Funds name change to the Old Mutual Cash Reserves
Fund. The Funds investment policy was amended to reflect the following changes:

The Fund seeks to provide investors with current income while preserving principal and maintaining liquidity. To pursue this goal, the Fund invests exclusively in short-term U.S. dollar-denominated debt obligations of U.S. or foreign issuers that are rated in one of the two highest rating categories by any two nationally recognized rating organizations or that are unrated securities of comparable quality. The
Funds holdings are primarily U.S. money
market instruments, such as CDs,
commercial paper and corporate
obligations, that Wellington Management
Company, LLP (Wellington Management),
the Funds sub-adviser, believes offer
the most attractive income potential
without undue risk.
Old Mutual Columbus Circle Technology and
Communications Fund

Effective November 1, 2005, the prospectus for the PBHG Technology & Communications Fund was amended to reflect the Funds name change to the Old Mutual
Technology & Communications Fund and effective
January 1, 2006, the prospectus for the Old Mutual
Technology & Communications Fund was amended to reflect the Funds name change to the Old Mutual
Columbus Circle Technology and Communications Fund.
The Funds investment policy was amended to reflect the following changes:

The Fund, a non-diversified fund, seeks
to provide investors with long-term
growth of capital. To pursue this goal, the Fund normally invests at least 80% of its net assets (plus any borrowings for investment purposes) in equity securities of companies in the technology and communications sectors of the stock market. The Fund is concentrated, which means it will invest
25% or more of its total assets in the
group of industries within those
sectors.  The Funds holdings may range
from smaller companies developing new
technologies or pursuing scientific
breakthroughs to large firms with
established track records in developing, using or marketing scientific advances.
Equity securities in which the Fund may
invest include common and preferred
stocks.
Old Mutual Dwight Intermediate Fixed Income Fund

Effective November 1, 2005, the prospectus for the Dwight Intermediate Fixed Income Fund was amended to reflect the Funds name change to the Old Mutual
Dwight Intermediate Fixed Income Fund. The Funds investment policy was amended to reflect the following changes:

The Fund seeks to provide investors with a high level of current income consistent with relative stability of principal. To pursue this goal, the Fund normally invests at least 80% of its net assets (plus any borrowings for investment purposes) in a diversified portfolio of fixed income securities of varying maturities. The Fund generally invests in investment grade fixed income securities but may invest up to 15% of its assets in high yield securities.
The Fund may also invest in derivative
instruments such as options, futures
contracts, and options on indices and
may engage in certain investment
techniques which create market exposure, such as dollar rolls. The Funds investment duration typically ranges from 75% to 125% of the average duration of the Lehman Brothers Intermediate
Aggregate Bond Index.  The Funds dollar
weighted average maturity will typically be between 3 and 10 years.
Old Mutual Dwight Short Term Fixed Income Fund

Effective November 1, 2005, the prospectus for the Dwight Short Term Fixed Income Fund was amended to reflect the Funds name change to the Old Mutual
Dwight Short Term Fixed Income Fund. The Funds investment policy was amended to reflect the following changes:

The Fund seeks to provide investors with a high level of current income consistent with maintaining a relatively high degree of stability of shareholders capital. To pursue this goal, the Fund normally invests at least 80% of its net assets (plus any borrowings for investment purposes) in obligations of the U.S. Government and in investment grade debt securities rated AAA by Standard & Poors (S&P), Aaa by Moodys
Investor Service, Inc. (Moodys) or
deemed equivalent by Dwight Asset
Management, Inc. (Dwight), the Funds
sub-adviser.  The Fund may invest up to
20% of its net assets (plus any
borrowings for investment purposes) in
investment grade debt securities rated
between AA and BBB by S&P or Aa and Baa
by Moodys.

U.S. government obligations include
Treasury bills, notes, and bonds and
Government National Mortgage Association
(Ginnie Mae) pass-through securities,
which are supported by the full faith
and credit of the U.S. Treasury, as well as obligations and instrumentalities of the U.S. government which may not be supported by the full faith and credit of the U.S. Treasury. Other debt securities in which the Fund may invest include income producing securities such as U.S. corporate bonds, mortgage- and asset-backed securities, and bonds of dollar denominated foreign issuers.

The weighted average maturity of the
Fund will vary depending on an
evaluation of market conditions,
patterns and trends by the Funds sub-
adviser, but will typically be less than
3 years.   There are no limitations on
the maturity of any individual issues in the Fund.

Old Mutual Emerging Growth Fund

Effective November 1, 2005, the prospectus for the PBHG Emerging Growth Fund was amended to reflect the Funds name change to the Old Mutual Emerging Growth
Fund. The Funds investment policy was amended to reflect the following changes:

The Fund seeks to provide investors with long-term growth of capital. To pursue this goal, the Fund normally invests at least 80% of its net assets (plus any borrowings for investment purposes) in equity securities of small cap companies at the time of purchase with growth characteristics. Equity securities in which the Fund may invest include common and preferred stocks.
Old Mutual Focused Fund

Effective November 1, 2005, the prospectus for the PBHG Focused Fund was amended to reflect the Funds name change to the Old Mutual Focused Fund. The
Funds investment policy was amended as follows:

The Fund, a non-diversified fund, seeks
to provide investors with above-average
total returns over a 3 to 5 year market
cycle.  To pursue this goal, the Fund
normally invests at least 80% of its net
assets (plus any borrowings for
investment purposes) in equity
securities of small, medium and large
cap companies.   While the Fund may
invest in companies of any market
capitalization, the securities in the
Fund are generally large cap securities
that Liberty Ridge Capital, Inc.
(Liberty Ridge), the Funds sub-adviser,
believes have sustainable long-term
growth prospects but are currently
trading at modest relative valuations.
Equity securities in which the Fund may
invest include common and preferred
stock.
Old Mutual Growth Fund

Effective November 1, 2005, the prospectus for the PBHG Growth Fund was amended to reflect the Funds name change to the Old Mutual Growth Fund. The
Funds investment policy was amended to reflect the following changes:

The Fund seeks to provide investors with capital appreciation. To pursue this goal, the Fund normally invests at least
65% of its net assets in equity
securities of small and mid-cap
companies with favorable growth
prospects.  Equity securities in which
the Fund may invest include common
stocks and preferred stocks.

Old Mutual Heitman REIT Fund

Effective November 1, 2005, the prospectus for the Heitman REIT Fund was amended to reflect the Funds name change to the Old Mutual Heitman REIT Fund.
The Funds investment policy was amended to reflect the following changes:

The Fund seeks to provide investors with a high total return consistent with reasonable risk. To pursue this goal, the Fund normally invests at least 80% of its net assets (plus any borrowings for investment purposes) in equity securities of companies principally engaged in the real estate industry, including real estate investment trusts
(REITs).  A company is principally
engaged in the real estate industry if
it derives at least 50% of its revenues
from the ownership, construction,
management, financing or sale of
commercial, industrial or residential
real estate or has at least 50% of its
assets in such real estate.  The equity
securities in which the Fund may invest
include common and preferred stocks.
Old Mutual Large Cap Fund

Effective November 1, 2005, the prospectus for the PBHG Large Cap Fund was amended to reflect the Funds name change to the Old Mutual Large Cap Fund. The
Funds investment policy was amended to reflect the following changes:

The Fund seeks to provide investors with long-term growth of capital and income.
Current income is a secondary objective.
To pursue this goal, the Fund normally
invests at least 80% of its net assets
(plus any borrowings for investment
purposes) in equity securities of large
cap companies.  Equity securities in
which the Fund may invest include common and preferred stocks.

Old Mutual Large Cap Growth Fund

Effective November 1, 2005, the prospectus for the PBHG Large Cap Growth Fund was amended to reflect the Funds name change to the Old Mutual Large Cap
Growth Fund. The Funds investment policy was amended to reflect the following changes:

The Fund seeks to provide investors with long-term growth of capital. To pursue this goal, the Fund normally invests at least 80% of its net assets (plus any borrowings for investment purposes) in equity securities of large cap companies with favorable growth prospects. Equity securities in which the Fund may invest include common and preferred stocks.
Old Mutual Large Cap Growth Concentrated Fund

Effective November 1, 2005, the prospectus for the PBHG Large Cap Growth Concentrated Fund was amended to reflect the Funds name change to the Old Mutual
Large Cap Growth Concentrated Fund. The Funds investment policy was amended to reflect the following changes:

The Fund, a non-diversified fund, seeks
to provide investors with long-term
growth of capital. To pursue this goal, the Fund normally invests at least 80% of its net assets (plus any borrowings for investment purposes) in equity securities of large cap companies with favorable growth prospects. Each Sub-
Adviser will invest the portion of the
Fund it manages in not more than 40
large cap companies.  Equity securities
in which the Fund may invest include
common and preferred stocks.
Old Mutual Mid-Cap Fund

Effective November 1, 2005, the prospectus for the PBHG Mid-Cap Fund was amended to reflect the Funds name change to the Old Mutual Mid-Cap Fund. The
Funds investment policy was amended to reflect the following changes:

The Fund seeks to provide investors with above-average total return over a 3 to 5 year market cycle, consistent with reasonable risk. To pursue this goal, the Fund normally invests at least 80% of its net assets (plus any borrowings for investment purposes) in equity securities of mid-cap companies. Equity securities in which the Fund may invest include common and preferred stocks.
Old Mutual Select Growth Fund

Effective November 1, 2005, the prospectus for the PBHG Select Growth Fund was amended to reflect the Funds name change to the Old Mutual Select Growth
Fund. The Funds investment policy was amended to reflect the following changes:

The Fund, a non-diversified Fund, seeks
to provide investors with long-term
growth of capital. To pursue this goal, the Fund normally invests at least 80% of its net assets (plus any borrowings for investment purposes) in equity securities of companies with favorable growth prospects. Each Sub-Adviser will invest its portion of the Fund in not more than 40 companies. While the Fund may invest in companies of any market capitalization, the securities in the
Fund are generally large cap securities.
Equity securities in which the Fund may
invest include common and preferred
stocks.
Old Mutual Small Cap Fund

Effective November 1, 2005, the prospectus for the PBHG Small Cap Fund was amended to reflect the Funds name change to the Old Mutual Small Cap Fund. The
Funds investment policy was amended to reflect the following changes:

The Fund seeks to provide investors with above-average total return over a 3 to 5 year market cycle, consistent with reasonable risk. To pursue this goal, the Fund normally invests at least 80% of its net assets (plus any borrowings for investment purposes) in equity securities of small cap companies.
Equity securities in which the Fund may
invest include common and preferred
stock.
Old Mutual Strategic Small Company Fund

Effective November 1, 2005, the prospectus for the PBHG Strategic Small Company Fund was amended to reflect the Funds name change to the Old Mutual
Strategic Small Company Fund. The Funds investment policy was amended to reflect the following changes:

The Fund seeks to provide investors with growth of capital. To pursue this goal, the Fund normally invests at least 80% of its net assets (plus any borrowings for investment purposes) in equity securities of small cap companies. The
Funds investments are allocated between
companies with growth prospects,
companies with value characteristics,
and companies that may have growth and
value characteristics.  Equity
securities in which the Fund may invest
include common and preferred stocks.

Old Mutual TS&W Small Cap Value Fund

Effective November 1, 2005, the prospectus for the TS&W Small Cap Value Fund was amended to reflect the Funds name change to the Old Mutual TS&W Small Cap
Value Fund. The Funds investment policy was amended to reflect the following changes:

The Fund seeks to provide investors with long-term growth of capital. To pursue this goal, the Fund normally invests at least 80% of its net assets (plus any borrowings for investment purposes) in equity securities of small cap companies with value characteristics. The securities held in the Fund are primarily common stocks that Thomson,
Siegel & Walmsley, Inc. (TS&W), the
Funds sub-adviser, believes present a
value or potential worth that is not
recognized by prevailing market prices
or that have experienced some
fundamental changes and are
intrinsically undervalued by the
investment community. Equity securities
in which the Fund may invest include
common and preferred stocks.